Exhibit 10.1

JOINDER AGREEMENT

This JOINDER AGREEMENT, made and entered into as of June 29, 2023 (this “Joinder Agreement”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 27, 2023, entered into by and between Parent and the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, Purchaser was formed on June 29, 2023 for the sole purpose of the merger of Parent with and into Purchaser, in which Purchaser will be the surviving entity;

WHEREAS, Merger Sub was formed on June 29, 2023 for the sole purpose of merging with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of Purchaser;

WHEREAS, pursuant to Section 7.8 of the Merger Agreement, Purchaser and Merger Sub are required to execute and deliver this Joinder Agreement;

WHEREAS, the parties hereto desire to execute this Joinder Agreement pursuant to which each of Purchaser and Merger Sub shall become party to the Merger Agreement; and

WHEREAS, the parties hereto desire to modify solely those provisions of the Merger Agreement as expressly set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. Each of Purchaser and Merger Sub hereby agrees that upon execution of this Joinder Agreement, it shall become a party to the Merger Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Merger Agreement as though an original party thereto. Each of Parent and the Company consent to such joinder and the resulting amendment to the Merger Agreement.

2. Successors and Assigns. This Joinder Agreement shall be binding upon, enforceable by and inure to the benefit of the parties and their respective successors and assigns.

3. Entire Agreement. This Joinder Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and, except as expressly provided in this Joinder Agreement or the Merger Agreement, supersedes all prior negotiations, representations or agreements, either oral or written, with respect to such subject matter.

4. Counterparts. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. This Joinder Agreement may be executed and delivered by facsimile or electronic transmission.

5. Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State (including in respect of the statute of limitations or other limitations period applicable hereto), and without regard to the conflicts of laws principles thereof. Any dispute relating to this Agreement shall be resolved in accordance with the Dispute Resolution provisions set forth in Section 13.10 of the Merger Agreement.

6. Headings. The headings contained in this Joinder Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be effective as of the date first written above.

PARENT:
Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:
Real Messenger Holdings Limited a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director